ARTICLES OF MERGER
                                    OF
                      MILLENNIUM PLASTICS CORPORATION
                           a Nevada corporation
                                    and
                         GRADUATED PLASTICS, INC.
                           a Nevada corporation



     The undersigned corporations, MILLENIUM PLASTICS CORPORATION, a Nevada corporation ("MPC"), and GRADUATED PLASTICS, INC., a Nevada corporation ("GPI"), do hereby certify:

     1. GPI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on August 2, 1999.

     2. MPC is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on March 31, 1999.

     3. GPI and MPC are parties to a Merger Agreement, as amended, pursuant to which GPI will be merged with and into MPC. Upon completion of the merger MPC will be the surviving corporation in the merger and GPI will be dissolved. Pursuant to the Merger Agreement the stockholders of GPI will receive stock in MPC.

     4. The Articles of Incorporation and Bylaws of MPC as existing prior to the effective date of the merger will be amended and restated as the Articles of Incorporation and Bylaws of the surviving corporation. The Amended and Restated Articles of Incorporation are being filed concurrent with the filing of these Articles of Merger.

     5. The complete executed Agreement and Plan of Merger dated as of November 23, 1999, which sets forth the plan of merger providing for the merger of GPI with and into MPC is on file at the corporate offices of MPC.

     6. A copy of the Merger Agreement will be furnished by MPC on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of GPI at a meeting held November 22, 1999.

     8. GPI has 2,750,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of GPI held November 22, 1999, 2,750,000 shares voted in favor of the merger.

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     9.           The plan of merger as set forth in the Agreement and Plan
of Merger, was approved by a majority of the Board of Directors of MPC at a meeting held November 23, 1999.

     10. MPC had 17,100,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders held November 23, 1999, 15,001,000 shares voted in favor of the merger.

     11. The manner in which the exchange of issued shares of GPI shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger at Las Vegas, Nevada on December 3, 1999.


MILLENNIUM PLASTICS CORPORATION              GRADUATED PLASTICS, INC.
a Nevada corporation                         a Nevada corporation


By /s/ Donald Mayer                   By /s/ Paul Branagan
  Donald Mayer, President                Paul Branagan, President


By /s/ Mark Clayton                  By /s/ Paul Branagan
  Mark Clayton, Secretary               Paul Branagan, Secretary



STATE OF UTAH       )
                    )  SS:
COUNTY OF Salt Lake )

     On December 3, 1999 before me, a Notary Public, personally appeared Don Mayer who is the President of MILLENNIUM PLASTICS CORPORATION, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Anita Patterson
                              ________________________________
                              Notary Public

STATE OF UTAH       )
                    )  SS:
COUNTY OF Salt Lake )

     On December 3, 1999 before me, a Notary Public, personally appeared Mark Clayton who is the Secretary of MILLENNIUM PLASTICS CORPORATION, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Anita Patterson
                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On December 3, 1999 before me, a Notary Public, personally appeared PAUL BRANAGAN who is the President and Secretary of GRADUATED PLASTICS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public